SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 001-16207



                        Date of Report: December 26, 2006




                            GS AGRIFUELS CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             98-0226479
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, New York                          10119
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(Address of principal executive offices)                              (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         APPOINTMENT OF PRINCIPAL OFFICER


On December 21, 2006 the Board of Directors of GS AgriFuels appointed Tom Scozzafava to the positions of President and Chief Executive Officer. Mr. Scozzafava accepted the positions on December 26, 2006. During the past year Mr. Scozzafava has been involved in the business of GS AgriFuels by reason of his employment as Chief Operating Officer at GS AgriFuels and as Vice President of Acquisitions of GreenShift Corporation, which is the majority shareholder of GS AgriFuels. GS AgriFuels has issued 399,792 shares of common stock to Mr.
Scozzafava in compensation for those services. Information regarding Mr. Scozzafava follows:


     Tom Scozzafava. From 2005 to the present, Mr. Scozzafava has been employed by GreenShift Corporation as Vice President of Acquisitions and Investments. From 2002 to the present, Mr. Scozzafava has been employed as the Chief Financial Officer of WiseBuys Stores, a chain of retail stores, where he also serves on the Board of Directors. From 1997 to 2002 Mr. Scozzafava was employed by Prudential Securities as a Director, with responsibility for investing the firm's principal. In 2006, Mr. Scozzafava was appointed a Trustee of the New York State Power Authority. Mr. Scozzafava was awarded a B.A. by Hamilton College in 1992. He is 38 years old.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 29, 2006               GS AGRIFUELS CORPORATION

                                        By: /s/ Tom Scozzafava
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                                                Tom Scozzafava
                                                Chief Executive Officer